UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):     October 19, 1998
Exact name of registrant as specified in its charter: MRS Technology, Inc.
State or other jurisdiction of incorporation:         Massachusetts
Commission File Number:                               000-21908
IRS Employer Identification Number:                   04-2904966
Address of principal executive offices: 231 Sutton Street, Unit 1D, North Andover, MA
Zip Code:   01845
Registrant's telephone number, including area code:   (978)682-4000

Item 4.  Changes in Registrant's Certifying Accountant

On November 2, 1998 Pricewaterhouse Coopers L.L.P. (PWC) notified the Company in writing that PWC would no longer serve as the Company's independent accountants. At no time during the fiscal years ended March 31, 1997 and March 31, 1998, nor during the subsequent interim periods, have there been any disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable event. On November 6, 1998, United States Bankruptcy Judge James F. Queenan, Jr. signed an order authorizing MRS Technology, Inc. to employ Verdolino & Lowey, P.C. as independent public accountants to the debtor during the Company's bankruptcy proceedings. Verdolino & Lowey are located at 124 Washington Street, Suite 101, Foxborough, MA 02035.

The Audit Committee of the Board of Director's of MRS Technology appoved the change in auditors.

The Company will send PWC a copy of this report on Form 8-K when filed with a request to furnish to the company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects with which it does not agree.

The Company shall request that PWC provide such a letter as promptly as possible so that the Comapny can file such letter with the Commission within 10 business days after the filing of this report.


Item 5.  Other Events

Robert P. Schechter resigned from the MRS Technology, Inc. Board of Directors effective October 19, 1998. Mr. Schechter indicated in his letter of resignation that his workload as Chairman and CEO of Natural Microsystems and other commitments make it impossible for him to continue to serve MRS Technology effectively. Replacing Mr. Schechter as a member of the Audit and Compensation Committees will be current board member, Paul Wiefels.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto autorized.

MRS Technology, Inc.
Date:           , 1998
/s/ Patricia F.  DiIanni
Vice President and Chief Financial Officer